August 17, 2001





Securities and Exchange Commission
450 Fifth Avenue, NW
Washington, DC 20649

Gentlemen:

	We refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by IXION BIOTECHNOLOGY, INC. ("Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 323,557 shares of the Common Stock of the Company, par value $.01 per share (the "Shares") to be issued pursuant to the conversion of the Company's Variable Conversion Rate Convertible Unsecured Notes due August 31, 2001, and the Company's 10% Convertible Unsecured Notes due August 31, 2001.

	As special counsel for the Company, we have examined such corporate records, documents and such question of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares and that the Shares being registered pursuant to the Registration Statement, when issued will be duly authorized, legally issued, fully paid and non-assessable.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. This opinion does not address or relate to any specific state securities laws. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

                                        Sincerely


                                        BRASHEAR & ASSOCIATES, P.L.


                                        By:  /s/ Bruce Brashear
                                        ---------------------------------
                                         Bruce Brashear, Esq.